EXHIBIT 10.8

January 21, 2013

EastBridge Investment Group Corp.
8040 E. Morgan Trail, Unit 18
Scottsdale, AZ 85258

Re:           Lock-Up Agreement

Dear Sirs:

The undersigned, a stockholder of Cellular Biomedicine Group Ltd., a British Virgin Islands corporation (“CBMG”), understands that on November 13, 2012, CBMG entered into an Agreement and Plan of Merger (the “Merger Agreement”) with EastBridge Investment Group Corporation, an Arizona company (the “Company” or “EastBridge”), and CBMG Acquisition Limited, a British Virgin Islands company and EastBridge’s wholly-owned subsidiary. Upon consummation of the merger as contemplated by the Merger Agreement (the “Merger”), each of CBMG’s ordinary shares (“CBMG Ordinary Shares”) will be converted into the right to receive a number of shares of EastBridge common stock (“EastBridge Common Stock”) pursuant to the Merger Agreement.  In recognition of the benefit that the Merger will confer upon the undersigned as a major stockholder of CBMG, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees that, during the period beginning on the date of the closing of the Merger (the “Closing Date”) and ending on the date that is the one year anniversary of the Closing Date (the “Lock-Up Period”), the undersigned will not, without the prior written consent of EastBridge, (i) offer, sell, agree to sell, contract to sell, hypothecate, pledge, grant any option to purchase, make any short sale, or otherwise dispose of or hedge, directly or indirectly, any of the EastBridge Common Stock or any securities convertible into or exchangeable or exercisable for EastBridge Common Stock, or publicly announce an intention to effect any such transaction, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively, the “Lock-Up Shares”), or exercise any right with respect to the registration of any of the Lock-up Shares, or file or cause to be filed any registration statement in connection therewith, under the Securities Act of 1933, as amended, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock-Up Shares, whether any such swap or transaction is to be settled by delivery of other securities, in cash or otherwise.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer the Lock-Up Shares without the prior written consent of EastBridge as follows, provided that (1) any such transfer shall not involve a disposition for value, (2) such transfers are not required to be reported with the Securities and Exchange Commission on Form 4 in accordance with Section 16 of the Securities Exchange Act of 1934, as amended, and (3) the undersigned does not otherwise voluntarily effect any public filing or report regarding such transfers:

1.	as a bona fide gift or gifts; or

2.
to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned (for purposes of this lock-up agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin); or

3.	as a distribution to limited partners or stockholders of the undersigned; or

4.	to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned.

Notwithstanding the foregoing, if:

(1)	during the last 17 days of the Lock-Up Period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or

(2)
prior to the expiration of the Lock-Up Period, the Company announces that it will release earnings results or becomes aware that material news or a material event will occur during the 16-day period beginning on the last day of the Lock-Up Period, the restrictions imposed by this lock-up agreement shall continue to apply until the expiration of the 18-day period beginning on the issuance of the earnings release or the occurrence of the material news or material event, as applicable.

Furthermore, the undersigned may sell shares of Common Stock purchased by the undersigned on the open market following the Merger if and only if (i) such sales are not required to be reported in any public report or filing with the Securities and Exchange Commission, or otherwise and (ii) the undersigned does not otherwise voluntarily effect any public filing or report regarding such sales.

The undersigned hereby authorizes EastBridge during the Lock-up Period to cause any transfer agent for the Lock-up Shares to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, Lock-up Shares for which the undersigned is the record holder and, in the case of Lock-up Shares for which the undersigned is the beneficial but not the record holder, agrees during the Lock-Up Period to cause the record holder to cause the relevant transfer agent to decline to transfer, and to note stop transfer restrictions on the stock register and other records relating to, such Lock-up Shares, if such transfer would constitute a violation or breach of this Agreement.

Very truly yours, Global Health Investment Holdings Ltd.

Signature:	/s/ Derek Muhs
By:	Derek Muhs
Title:	Vice Chairman

AGREED AND ACCEPTED BY:

EastBridge Investment Group Corp.

By:	/s/ Keith Wong
Keith Wong
Chief Executive Officer